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                                                                     EXHIBIT 23



                          CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of ODS Networks, Inc. and also into the Registration Statement (Form S-8, No. 33-58570) pertaining to the 1983 Incentive Stock Option Plan of ODS Networks, Inc. and the 1987 Incentive Stock Option Plan of ODS Networks, Inc., the Registration Statement (Form S-8, No. 33-34476) pertaining to the 1995 Stock Option Plan of ODS Networks, Inc., the Registration Statement (Form S-8, No. 33-34484) pertaining to the 1995 Non-employee Director Stock Option Plan of ODS Networks, Inc., the Registration Statement (Form S-8, No. 33-42927) pertaining to the 1997 Employee Stock Purchase Plan of ODS Networks, Inc., and the Registration Statement (Form S-8, No. 33-80898) pertaining to the ODS 401(k) Savings Plan of ODS Networks, Inc. of our report dated January 21, 1998, included in the 1997 Annual Report to Stockholders of ODS Networks, Inc.

Our audits also included the financial statement schedule of ODS Networks, Inc. listed in Item 14(a)2. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                            ERNST & YOUNG LLP


Dallas, Texas
March 5, 1998